UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2005

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-12515
(Commission File Number)

52-1736882
(I.R.S. Employer Identification Number)

127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)

(216) 781-0083
(Registrant’s telephone number, including area code)

Item 1.01.	Entry into a Material Definitive Agreement.

On May, 26, 2005, OM Group, Inc. (the “Company”) and Joseph M. Scaminace (“Scaminace”), age 52, entered into an employment agreement that provides for Scaminace’s employment as President and Chief Executive Officer of the Company for a term beginning on June 13, 2005 and continuing until May 31, 2008. Under the terms of the agreement, Scaminace will receive an initial annual base salary of $850,000 and will be eligible for an annual bonus, which for 2005 shall be no less than $950,000.

The Company also agreed to grant Scaminace equity-based compensation designed to further align his interests with those of the stockholders of the Company. Upon the commencement of his employment term, Scaminace will be granted an award of 166,194 shares of restricted common stock of the Company. The restricted common stock will vest on May 31, 2008 if Scaminace remains employed by the Company on that date. In addition, upon commencement of his employment term, Scaminace will be granted options to purchase 254,996 shares of common stock, of which options for 80,001 shares will vest on May 31, 2006, options for 85,050 shares will vest on May 31, 2007 and options for 89,945 shares will vest on May 31, 2008, if Scaminace remains employed by the Company on those dates. The options vesting in 2006 will have an exercise price equal to the market price for common stock on the date of the grant, while the remaining options will be issued at exercise prices set above the grant date market price for such common stock. Finally, Scaminace will participate in the Company’s Long-Term Incentive Compensation Plan and will receive a stock option grant for 2005 of at least 67,744 shares.

If the Company terminates Scaminace’s employment without cause, Scaminace is entitled to a lump sum payment generally equal to two times the sum of his average annual base salary and his average bonus amount. The Company also agreed to elect Scaminace to the Board of Directors of the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Joseph M. Scaminace was appointed President and Chief Executive Officer of the Company by the Board of Directors on May 26, 2005. Prior to this appointment, Scaminace has been employed for the last 22 years by The Sherwin-Williams Company, holding a variety of positions of increasing responsibility. Since 1999, Scaminace has served as president, chief operating officer and a board member of Sherwin-Williams. From 1997 to 1999, he was group president of that company’s Consumer group. From 1994 to 1997, Scaminace was president and general manager of the company’s global Automotive group and from 1985 to 1994 he served as president and general manager of the company’s Diversified Brands.

Scaminace serves on the boards of Parker Hannifin Corporation, the Boler Company and the Cleveland Clinic Foundation.

Additional information required by Item 5.02(c) is contained in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

     The employment agreement is filed as Exhibit 99 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)
Date: June 2, 2005	/s/ R. Louis Schneeberger
	Name:	R. Louis Schneeberger
	Title:	Chief Financial Officer